040103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20130739328-98
Filing Date and Time
11/12/2013 9:54 AM
Entity Number
E0543862013-7

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	GUATE TOURISM INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: INCORP SERVICES, INC. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity Street Address: ___ City: ___ Nevada Zip Code: ___ Mailing Address (if different from street address): ___ City: ___ Nevada Zip Code: ___
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75000000 Par value per share: $ 0.0010 Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) BLANCA JIGUAN BAMACA (Name) 2360 CORPORATE CIRCLE - SUITE 400 (Street Address) HENDERSON (City) NV (State) 89074-7739 (Zip Code) 2) ___ (Name) Street Address ___ City ___ State ___ Zip Code ___
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* ONLINE TRAVEL AGENCY
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** INCORP SERVICES, INC. (Name) X INCORP SERVICES, INC. (**Incorporator Signature**) 2360 CORPORATE CIRCLE - SUITE 400 (Address) HENDERSON (City) NV (State) 89074-7739 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X INCORP SERVICES, INC. **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** 11/12/2013 (Date)

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **GUATE TOURISM INC.**, did on November 12, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 12, 2013.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20131112-0907
You may verify this certificate
online at **http://www.nvsos.gov/**